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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-111974 of Atrix Laboratories, Inc. on Form S-3 of our report dated March 12, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle), appearing in the Annual Report on Form 10-K of Atrix Laboratories, Inc. for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ DELOITTE & TOUCHE LLP


Denver, Colorado
January 28, 2004